UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 14, 2009

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

Entry into an Agreement to Extend the Date for Registration of the Company’s Securities.

On December 14, 2009, the investors in the Company’s July 20, 2006 Securities Purchase Agreement approved an extension of the time for the registration of the common stock underlying the Company’s Warrants they acquired to December 15, 2010.  They also agreed with the Company that the Company would enable the trading of their presently unregistered common stock and common stock which will result from the conversion of their Convertible Preferred A stock utilizing an Opinion of Counsel which will be effective upon the effectiveness of the 500:1 reverse split of the Company’s stock which is presently in progress, rather than a Registration Statement.  Prior to this agreement to extend the registration periods, the Company had been required to complete its registration of the securities by December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date: December 17, 2009	By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer